Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement (No. 333-152652) of Liberator Medical Holdings, Inc. on Form S-1/A of our report dated December 29, 2011, on the consolidated financial statements of Liberator Medical Holdings, Inc., appearing in the 2011 Form 10-K of Liberator Medical Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Fort Lauderdale, Florida

March 14, 2012